Form BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White. Secretary of State           Doo#; 0424349040
Department of Business Services           Eugene "Gene" Moore Fee $26.50
Springfield, IL 62756                     Cook County Recorder of Deeds
Telephone (217) 785-9522                  Date: 06/30/2004 08:17 AM Pages 1 of 2
          (217) 782-6961
http://www.cyberdriveillinois.com

                                    DATE FILED 8/4/2004

Filing fee $150.00 Franchise tax $25.00 Total $175.00 File # 63690333  Approved:
PHS_________ Submit in duplicate _________ Type of Print clearly in black ink Do not write above this line_______________________________________________
________________________________________________________________________________


1. CORPORATE NAME:            THE JUSTICE FUND,LTD.
                              __________________________________________________
________________________________________________________________________________

(The corporate name must contain the word"corporation,""company,""Incorporated", "limited" or an abbreviation thereof.)



2. Initial Registered Agent:   RANDALL S. GOULDING
                               _________________________________________________
                               First Name         Middle Name          Last Name

   Initial Registered Office:  3346 COMMERCIAL AVENUE
                               _________________________________________________
                               Number   Street    Suite #  (APO BOX ALONE IS NOT
                                                                     ACCEPTABLE)

                               NORTHBROOK              60062           COOK
                               _________________________________________________
                               City                   Zip Code        County
________________________________________________________________________________

3. Purpose or Purposes for which the corporation is Organized:
   (If not sufficient spaces to cover this point add one or more sheets of this size)

   CREATE INTERNET TECHNOLOGIES TO FACILITATE JUSTICE AND OTHER LEGAL
   BUSINESS OPERATIONS ACCORDING TO THE BUSINESS CORPORATION ACT OF
   1983 AS AMENDED.
________________________________________________________________________________

4. Paragraph 1. Authorized Shares, issued Shares and Consideration Received:


           Number of Shares        Number of Shares        Consideration to be
Class         Authorized        Proposed to be Issued       Received Therefore
________________________________________________________________________________
COMMON          1,000                   1,000                $    1,000
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                                    Total =  $    1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions, and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets to this size.)
N/A

                                     (over)

5. Optional: (a) Number of directors constituting the initial board of directors of the corporation.____________

             (b) Names  and  addresses  of  the  persons  who  are  to  serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify

             Name                   Address                     City, State, Zip
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

________________________________________________________________________________

6. Optional: (a) It is estimated that the value of all
                 property to be owned by the corporation for the following year wherever located will be: $_______________

             (b) It is estimated that the value of the
                 property to be located within the State
                 of Illinois during the following year will be: $_______________

             (c) It is estimated that the gross amount of
                 business that will be transacted by the
                 corporation during the following year will be: $______________

             (d) It is estimated that the gross amount of
                 business that will be transacted from places
                 of business in the State of Illinois
                 during the following year will be:              $______________
________________________________________________________________________________

7. Optional: OTHER PROVISIONS

             Attach a separate sheet of this size for any other provision to be included in the Articles of incorporation e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
________________________________________________________________________________

8.                    NAME(S) AND ADRESSE(S) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of incorporation are true.

Dated          August 2       ,  2004
     _________________________ _______
            (Month and Day)      Year

1. /s/ RANDALL S. GOULDING                    1. 3346 COMMERCIAL AVENUE
   ____________________________________       ______________________________
   Signature                                  Street
   RANDALL S. GOULDING                        NORTHBROOK, IL 60062
   ____________________________________       ______________________________
   (type or print name)                       City/Town    State    Zip Code
2. ____________________________________    2. ______________________________
   Signature                                  Street
   ____________________________________       ______________________________
   (type or print name)                       City/Town    State    Zip Code
3. ____________________________________    3. ______________________________
   Signature                                  Street
   ____________________________________       ______________________________
   (type or print name)                       City/Town    State    Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy, or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer's name and title beneath signature.
________________________________________________________________________________

Note 1: Fee Schedule                                NOTE 2: Return to:
The initial  franchise tax is accessed at the
rate of 15/100 of 1 percent (1050 per $1,000)       ____________________________
on the paid-in capital  represented in this                 (print name)
State.  (minimum initial franchise tax is $25)       ___________________________
                                                             (address)
The filing fee is $150                              ____________________________
                                                          (mailing address)
The minimum total due (franchise tax                ____________________________
and filing fee) is $175                                (City, State, Zip Code)